LEASE AMENDMENT NO. 7

DATED:	October 4, 2007

BETWEEN:	QUEEN INVESTMENT COMPANY, LLC	LANDLORD
a Washington limited liability company

AND:	CELEBRATE EXPRESS, INC.	TENANT
a Washington corporation

By written Lease dated October 1, 2003, Tenant leased from Landlord approximately 37,314 square feet of office and warehouse space located at 405 Business Park, 11218, 11220 and 11232 120th Avenue NE, Kirkland, Washington 98033, (hereinafter referred to as the “Premises”). By Lease Amendment No. 1, dated March 3, 2004, Tenant leased an additional approximate 3,450 square feet of office space bringing the total square feet to 40,764. By Lease Amendment No. 2, dated June 8, 2004, Tenant extended the lease term for space 11218. By Lease Amendment No. 3, dated November 30, 2004, Tenant extended the lease term for space 11218. By Lease Amendment No. 4, dated February 11, 2005, Tenant extended the lease term for space 11218. By Lease Amendment No. 5, dated March 31, 2005, Tenant extended the lease term for space 11218. By Lease Amendment No. 6, dated May 31, 2005, Tenant extended the lease term for space 11218. Said documents are hereinafter jointly referred to as the “Lease”. The Lease expires December 31, 2008.

Tenant now wishes to relinquish approximately 22,814 square feet of office and warehouse space located at 405 Business Park, 11218/11220 120th Avenue NE, Kirkland, Washington 98033.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1.             Commencing September 20, 2007, Tenant shall relinquish approximately 22,814 square feet of office and warehouse space. Tenant’s total leased area shall be reduced from approximately 40,764 to approximately 17,950 square feet of office and warehouse space (hereinafter referred to as “the Revised Premises”).

2.            The Base Rent, payable monthly, for the Revised Premises shall be according to the rent schedule as shown on the attached Exhibit B.

3.            Tenant shall pay to Landlord a termination fee in the amount of $28,937.50. The termination fee shall be paid upon execution of Lease Amendment No. 7, and shall release Tenant from any further responsibility for rent and utilities after September 20th and for any repairs or any other expenses associated with the relinquished square footage not specifically included in this agreement.

4.            Tenant agrees to rent the server room space (960 sq ft), located in 11220 120th Ave. NE, Kirkland, WA 98033, for $1,400.00 per month beginning July 14, 2007 and continuing through December 31, 2008 or earlier. Tenant may relinquish the server room space (960 sq ft) and discontinue any further rent and utilities payments related to this space upon 30 days written notice to Landlord.

5.            The total security deposit for the lease is currently $19,600.00 and shall remain with Landlord as security through the lease term.

6.            Per the Lease Amendment No. 6 dated May 31, 2005 the Tenant agrees to pay up to $5,000.00 to the Landlord towards demolition of the mezzanine in the space located at 11218/11220 120th Ave. NE, Kirkland, WA 98033.

7.            Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the extended term.

(Signatures on following page)

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first written above.

LANDLORD:	TENANT:

QUEEN INVESTMENT COMPANY, LLC	CELEBRATE EXPRESS, INC.
a Washington limited liability company	a Washington corporation

By: /s/Richard Lea	By: /s/Darin White

Name: Richard Lea	Name: Darin White

Title: President	Title: Vice President – Finance

This Lease has been prepared for submission to you and your attorney. GVA Kidder Mathews I s not authorized to give legal or tax advice. Neither Landlord nor GVA Kidder Mathews makes any representations or recommendations as to the legal sufficiency, legal effect or tax consequences of this document or any transaction relating thereto. These are questions for your attorney with whom you should consult before signing the document to determine whether your legal rights are adequately protected.